Exhibit 99.1

FOR RELEASE 6:00 AM EDT, THURSDAY, APRIL 24, 2008

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2008 EARNINGS

EPS Grows 24.4 Percent to $0.51

MOOREFIELD, WV -- April 24, 2008 – Summit Financial Group, Inc. (the “Company” or “Summit”) (NASDAQ: SMMF) today reported net income for first quarter 2008 of $3.8 million or $0.51 per diluted share. First quarter 2007 income from continuing operations was $2.9 million, or $0.41 per diluted share; this excludes income from substantially all business activities of Summit Mortgage, its residential mortgage loan origination unit, which ceased operations in January 2007. Net income for first quarter 2008 increased 30.3 percent and 24.4 percent per diluted share, respectively, from 2007 first quarter income from continuing operations. Excluding mark-to-market changes in fair value of interest rate swaps, pro forma first quarter net income was $3.4 million for 2008 compared with $2.8 million pro forma income from continuing operations for 2007.  First quarter 2008 results reflect strong loan growth year over year, a stable net interest margin, and exceptional growth in noninterest income derived from Summit’s insurance operations.

For the first quarter of 2008, the returns on average shareholders' equity and average assets in accordance with GAAP were 16.55 percent and 1.06 percent, respectively, compared with prior-year first quarter ratios of 14.35 percent and 0.94 percent, excluding discontinued operations.

Highlights of the first quarter include:

•	Strong loan growth year-over-year and year-to-date 2008

•	Stable net interest margin

•	Termination of agreement to acquire Reston, VA-based Greater Atlantic Financial Corp.

H. Charles Maddy, III, president and chief executive officer of Summit, commented, "Earnings growth continues to be strong, despite the growing weakness in the general economy, which is even affecting some of our more affluent communities.  We still benefit from the resilient markets in which we operate.  However, life is not as easy as it used to be, especially for bankers.  Notwithstanding, we still enjoy robust profit growth derived primarily from the strength of our revenue stream.  Net interest income is strong from a combination of margin stability and loan growth, although originations have been moderating since year-end.  Fee income is a bright spot for us; we are well on the way to achieving the diversity and growth in noninterest income that is one of Summit’s important strategic objectives.  Our recently-acquired Kelly Agencies has generated approximately $1 million dollars of commission income per quarter, and we believe there are still many opportunities ahead for our insurance agency.

 “Credit quality issues are taking up more of our time these days, but we believe we are still ahead of the curve.  We began this cycle with a very clean portfolio, and now we have 1.1 percent of our portfolio classified as nonperforming.  However, our markets are some of the fastest growing and most affluent in the country, and I am confident that these properties will be snapped up as soon as it is apparent that the bottom has arrived.

“We announced earlier this month that we exercised our right to terminate our agreement with Greater Atlantic Financial Corp. (Pink Sheets: GAFC).  According to the agreement, either party could terminate if the acquisition wasn’t closed by March 31, 2008.  We have re-entered negotiations with Greater Atlantic toward structuring a new deal; however, it is too early to tell what the outcome may be.”

Total revenue was $13.8 million for the first quarter of 2008, up 34.4 percent from first quarter 2007 revenue of $10.3 million.  Net interest income for the current quarter was $10.9 million, up 18.9 percent from the year-ago quarter, from the combined impact of a 16.0 percent increase in average earning assets and a two basis point increase in the net interest margin, to 3.28 percent; year over year, Summit’s quarterly net interest margin has ranged from 3.24 percent to 3.28 percent. Mr. Maddy commented, "Our net interest margin has remained within a narrow band over the past twelve months, benefiting from our balanced portfolio of earning assets. We are modestly liability-sensitive, which should continue to contribute to the stability of our net interest margin in the current rate environment.”

Noninterest income, reported on a GAAP basis, was $2.9 million for the current first quarter compared with $1.1 million for the year-ago quarter, an increase of 169.7 percent.  Excluding changes in fair value of interest rate swaps and the net cash settlement of interest on these swaps of $535,000 in the 2008 quarter and $42,000 in the 2007 quarter, and further excluding the approximate $1.1 million of insurance revenues contributed by the Kelly Agencies in the 2008 quarter, pro forma noninterest income on a comparable basis with the 2007 first quarter was $1.2 million, up $200,000 or 19.6 percent above pro forma noninterest income of $1.0 million for first quarter of 2007.  Service fees for the 2008 quarter were $743,000, an increase of 20.4 percent over last year; apart from the aforementioned adjustments, service fees accounted for approximately 61 percent of pro forma 2008 noninterest income.

The provision for loan losses was $1.0 million this quarter, an increase of $250,000 or 33.3 percent above 2007 fourth quarter, and $610,000 above the first quarter of last year. The larger provision addresses the increasing weakness of Summit’s asset quality over the course of the past twelve months.  Net loan charge-offs were $594,000 for the current quarter, and nonperforming assets were $16.2 million, an increase of $3.8 million from the linked quarter.

For the first quarter of 2007, noninterest expense was $7.1 million, up 25.5 percent or $1.4 million from the first quarter of 2007. More relevant is a comparison with the linked quarter which includes operations of the Kelly Agencies, acquired in the third quarter of 2007; noninterest expense grew 2.6 percent or $179,000 from the fourth quarter of 2007.  Salaries and employee benefits, the major expense category, were $4.4 million, up $305,000 or 7.5 percent (29.8 percent annualized) from the fourth quarter of 2007. The efficiency ratio was 52.11 percent for the first quarter of 2008, an improvement from 53.03 percent for the linked quarter and 53.50 percent for the first quarter of 2007 (both 2007 ratios from continuing operations).

Assets at March 31, 2008 were $1.5 billion, an increase of $210.6 million, or 16.8 percent, over the prior-year first quarter.  Loans, net of unearned income, were $1.1 billion at period end, up $148.5 million or 15.9 percent year over year.  Loan growth over the past twelve months was led by commercial real estate (CRE), residential real estate, and commercial loans, with growth of $68.5 million, $54.4 million, and $42.7 million, respectively.  Loan growth slowed from year-end 2007, advancing only $27.1 million during the first quarter of 2008 or 10.2 percent (annualized).  Strong commercial loan growth – up $19.8 million or 85.4 percent annualized – was offset by a $15.5 million reduction in Construction and Development (C&D) loans, down 27.6 percent annualized.

Although nonperforming assets have more than tripled over the past year, the level of troubled credits still remains within reasonable limits in the context of the current banking environment.  At March 31, 2008, nonperforming assets were $16.2 million, or 1.11 percent of total assets, compared with $12.4 million, or 0.86 percent for the linked quarter and $4.5 million, or 0.36 percent, for the year-ago quarter.  Of this total, $2.2 million in 2008 was foreclosed real estate or repossessed assets, $147,000 higher than fourth quarter 2007 and $2.2 million above the year-ago first quarter.

Nonperforming loans of $14.0 million were concentrated in three major categories:  commercial real estate with $5.1 million of nonperforming loans, or 1.3 percent of the CRE portfolio, C&D with $3.7 million of nonperforming loans, or 1.8 percent of the C&D portfolio, and residential real estate has $4.2 million of nonperforming loans, or 1.3 percent of the residential real estate portfolio.

Mr. Maddy added, “We have solid real estate as collateral for the majority of our problem loans, and virtually all of these loans carry a personal guaranty of the borrower.”  For the current quarter, the Company had net charge-offs of $594,000, or an annualized 0.22 percent of average loans, compared with $285,000, or an annualized 0.11 percent for the linked quarter, and $119,000, or 0.05 percent annualized for the year earlier period. At March 31, 2008, loan loss reserves were 0.88 percent of loans outstanding.

Total deposits at March 31, 2008 were $836.9 million compared with $877.2 million at March 31, 2007, a decrease of $40.3 million or 4.6 percent.  Brokered deposits declined by $69.0 million or 27.2 percent over the past year, to $184.8 million at March 31, 2008, while Summit's retail deposit portfolio increased by $28.7 million, or 4.6 percent, to $652.1 million. Retail deposits now account for 77.9 percent of total deposits, compared with 71.1 percent at March 31, 2007. Over the past twelve months, the cost of deposits has declined 15.1 percent, from 4.44 percent for first quarter 2007 to 3.77 percent for the current quarter, well in excess of the 8.2 percent decline in loan yields.

Shareholders' equity at March 31, 2008 was $92.0 million, an increase of 12.2 percent over the last twelve months. Common shares outstanding totaled 7,408,941 at quarter-end, compared with 7,084,980 at March 31, 2007. The increase includes the issuance of approximately 318,000 shares during the third quarter of 2007 for the acquisition of the Kelly Agencies.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.5 billion, provides community banking and insurance services.  Summit Community Bank, its wholly-owned community bank, operates fifteen banking offices located in the Shenandoah Valley and Northern regions of Virginia and the Eastern Panhandle and South Central regions of West Virginia. Summit also operates Summit Insurance Services, LLC.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP earnings to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its Statements of Income.  Management believes presentations of financial measures excluding the impact of this item provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy.  We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2008 vs Q1 2007

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2008	3/31/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$20,069	$18,712	7.3%
Securities	3,786	3,124	21.2%
Other	4	6	-33.3%
Total interest income	23,859	21,842	9.2%
Interest expense
Deposits	7,124	9,028	-21.1%
Borrowings	5,796	3,611	60.5%
Total interest expense	12,920	12,639	2.2%
Net interest income	10,939	9,203	18.9%
Provision for loan losses	1,000	390	156.4%
Net interest income after provision
for loan losses	9,939	8,813	12.8%
Noninterest income
Insurance commissions	1,327	206	544.2%
Service fee income	743	617	20.4%
Securities gains (losses)	-	-	n/a
Net cash settlement on interest rate swaps	(170)	(184)	-7.6%
Change in fair value of interest rate swaps	705	226	211.9%
Other income	243	191	27.2%
Total noninterest income	2,848	1,056	169.7%
Noninterest expense
Salaries and employee benefits	4,395	3,226	36.2%
Net occupancy expense	476	418	13.9%
Equipment expense	534	446	19.7%
Professional fees	118	174	-32.2%
Other expenses	1,566	1,385	13.1%
Total noninterest expense	7,089	5,649	25.5%
Income from continuing operations before income taxes	5,698	4,220	35.0%
Income taxes	1,874	1,286	45.7%
Income from continuing operations	3,824	2,934	30.3%
Discontinued operations
Exit costs and impairment of long-lived assets	-	80	n/m
Operating income (loss)	-	(372)	n/m
Income (loss) from discontinued operations
before income taxes	-	(292)	n/m
Income taxes	-	(97)	n/m
Income (loss) from discontinued operations	-	(195)	n/m

Net Income	$3,824	$2,739	39.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2008 vs Q1 2007

	For the Quarter Ended		Percent
	3/31/2008	3/31/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.52	$0.41	26.8%
Diluted	$0.51	$0.41	24.4%
Earnings per share from discontinued operations
Basic	$-	$(0.03)	n/m
Diluted	$-	$(0.03)	n/m
Earnings per share
Basic	$0.52	$0.39	33.3%
Diluted	$0.51	$0.38	34.2%

Average shares outstanding
Basic	7,408,941	7,084,980	4.6%
Diluted	7,449,105	7,147,170	4.2%

Performance Ratios
Return on average equity	16.55%	13.40%	23.5%
Return on average equity - continuing operations	16.55%	14.35%	15.3%
Return on average assets	1.06%	0.88%	20.5%
Return on average assets - continuing operations	1.06%	0.94%	12.8%
Net interest margin	3.28%	3.26%	0.6%
Efficiency ratio - continuing operations (A)	52.11%	53.50%	-2.6%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Condensed Statements of Income
Interest income
Loans, including fees	$20,069	$20,199	$19,921	$19,079	$18,712
Securities	3,786	3,590	3,446	3,263	3,124
Other	4	8	9	27	6
Total interest income	23,859	23,797	23,376	22,369	21,842
Interest expense
Deposits	7,124	7,759	8,627	8,882	9,028
Borrowings	5,796	5,697	4,753	3,960	3,611
Total interest expense	12,920	13,456	13,380	12,842	12,639
Net interest income	10,939	10,341	9,996	9,527	9,203
Provision for loan losses	1,000	750	525	390	390
Net interest income after provision
for loan losses	9,939	9,591	9,471	9,137	8,813
Noninterest income
Insurance commissions	1,327	1,157	1,303	209	206
Service fee income	743	863	788	736	617
Securities gains (losses)	-	-	-	-	-
Net cash settlement on interest rate swaps	(170)	(183)	(181)	(179)	(184)
Change in fair value of interest rate swaps	705	783	752	(273)	226
Other income	243	78	244	203	191
Total noninterest income	2,848	2,698	2,906	696	1,056
Noninterest expense
Salaries and employee benefits	4,395	4,090	4,054	3,238	3,226
Net occupancy expense	476	466	466	408	418
Equipment expense	534	568	496	493	446
Professional fees	118	152	176	193	174
Other expenses	1,566	1,634	1,628	1,386	1,385
Total noninterest expense	7,089	6,910	6,820	5,718	5,649
Income before income taxes	5,698	5,379	5,557	4,115	4,220
Income taxes	1,874	1,511	1,802	1,135	1,286
Income from continuing operations	3,824	3,868	3,755	2,980	2,934
Discontinued operations
Exit costs and impairment of long-lived assets	-	(435)	-	43	80
Operating income (loss)	-	(9,549)	(200)	(227)	(372)
Income (loss) from discontinued operations
before income taxes	-	(9,984)	(200)	(184)	(292)
Income taxes	-	(3,347)	(69)	(66)	(97)
Income (loss) from discontinued operations	-	(6,637)	(131)	(118)	(195)

Net Income	$3,824	$(2,769)	$3,624	$2,862	$2,739

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Per Share Data
Earnings per share from continuing operations
Basic	$0.52	$0.52	$0.51	$0.42	$0.41
Diluted	$0.51	$0.52	$0.50	$0.42	$0.41
Earnings per share from discontinued operations
Basic	$-	$(0.89)	$(0.02)	$(0.02)	$(0.03)
Diluted	$-	$(0.89)	$(0.02)	$(0.02)	$(0.03)
Earnings per share
Basic	$0.52	$(0.37)	$0.49	$0.40	$0.39
Diluted	$0.51	$(0.37)	$0.48	$0.40	$0.38

Average shares outstanding
Basic	7,408,941	7,401,684	7,399,213	7,084,980	7,084,980
Diluted	7,449,105	7,450,049	7,458,515	7,148,241	7,147,170

Performance Ratios
Return on average equity	16.55%	-11.62%	16.13%	13.59%	13.40%
Return on average equity - continuing operations	16.55%	16.23%	16.71%	14.15%	14.35%
Return on average assets	1.06%	-0.81%	1.11%	0.91%	0.88%
Return on average assets - continuing operations	1.06%	1.13%	1.15%	0.94%	0.94%
Net interest margin	3.28%	3.24%	3.28%	3.28%	3.26%
Efficiency ratio - continuing operations (A)	52.11%	53.03%	53.91%	51.46%	53.50%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Assets	$1,465,110	$1,435,536	$1,340,679	$1,280,428	$1,254,528
Securities	302,029	300,066	279,289	259,526	258,173
Loans, net	1,079,223	1,052,489	986,437	949,175	930,769
Intangible assets	9,968	10,055	10,143	3,121	3,159
Retail deposits	652,147	652,296	638,633	626,617	623,431
Brokered time deposits	184,797	176,391	189,966	223,771	253,794
Short-term borrowings	93,950	172,055	124,699	100,901	79,886
Long-term borrowings and
subordinated debentures	431,918	335,327	283,268	236,347	203,408
Shareholders' equity	91,955	89,420	93,475	81,910	81,950

Book value per share	$12.41	$12.06	$12.63	$11.56	$11.57
Tangible book value per share	$11.07	$10.70	$11.26	$11.12	$11.12
Tangible equity / Tangible assets	5.6%	5.6%	6.3%	6.2%	6.3%
Tier 1 leverage ratio	7.8%	7.3%	8.1%	7.9%	7.9%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Commercial	$112,367	$92,599	$87,018	$81,292	$69,700
Commercial real estate	398,049	384,478	352,396	354,833	329,561
Construction and development	209,737	225,270	212,570	198,721	220,430
Residential real estate	333,945	322,640	305,016	283,821	279,564
Consumer	30,206	31,956	33,254	33,937	33,845
Other	6,395	6,641	6,794	7,111	7,209
Total loans	1,090,699	1,063,584	997,048	959,715	940,309
Less unearned fees and interest	1,878	1,903	1,884	1,772	1,757
Total loans net of unearned fees and interest	1,088,821	1,061,681	995,164	957,943	938,552
Less allowance for loan losses	9,598	9,192	8,727	8,768	7,783
Loans, net	$1,079,223	$1,052,489	$986,437	$949,175	$930,769

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Non interest bearing checking	$64,111	$65,727	$65,230	$64,373	$60,645
Interest bearing checking	201,820	222,825	230,491	230,509	230,634
Savings	53,426	40,845	39,596	41,910	44,713
Time deposits	332,790	322,899	303,316	289,825	287,439
Total retail deposits	$652,147	$652,296	$638,633	$626,617	$623,431

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Gross loan charge-offs	$646	$332	$599	$141	$206
Gross loan recoveries	(52)	(47)	(33)	(45)	(87)
Net loan charge-offs	$594	$285	$566	$96	$119

Net loan charge-offs to average loans (annualized)	0.22%	0.11%	0.23%	0.04%	0.05%
Allowance for loan losses	$9,598	$9,192	$8,727	$8,768	$7,783
Allowance for loan losses as a percentage
of period end loans	0.88%	0.86%	0.88%	0.91%	0.83%
Nonperforming assets:
Nonperforming loans	$13,957	$10,333	$6,916	$7,307	$4,474
Foreclosed properties and
other repossessed assets	2,205	2,058	815	851	43
Total	$16,162	$12,391	$7,731	$8,158	$4,517

Nonperforming loans to period end loans	1.28%	0.97%	0.69%	0.76%	0.48%
Nonperforming assets to period end assets	1.11%	0.86%	0.58%	0.64%	0.36%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nonperforming Loans by Type

	For the Quarter Ended
Dollars in thousands	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Commercial	$695	$716	$712	$124	$48
Commercial real estate	5,095	4,346	582	84	84
Construction and development	3,694	2,016	2,557	4,177	2,781
Residential real estate	4,247	3,012	2,871	2,683	1,504
Consumer	226	243	194	239	57
Total nonperforming loans	$13,957	$10,333	$6,916	$7,307	$4,474

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2008 vs Q1 2007
Q1 2008	Q1 2007

	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,073,218	$19,949	7.48%	$928,979	$18,665	8.15%
Tax-exempt	8,949	183	8.22%	8,917	173	7.87%
Securities
Taxable	251,767	3,196	5.11%	208,315	2,577	5.02%
Tax-exempt	50,426	879	7.01%	47,289	814	6.98%
Interest bearing deposits other banks
and Federal funds sold	456	3	2.65%	446	5	4.55%
Total interest earning assets	1,384,816	24,210	7.03%	1,193,946	22,234	7.55%

Noninterest earning assets
Cash & due from banks	12,613			13,099
Premises & equipment	22,110			22,332
Other assets	35,585			26,993
Allowance for loan losses	(9,533)			(8,135)
Total assets	$1,445,591			$1,248,235

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$207,661	$930	1.80%	$221,924	$2,066	3.78%
Savings deposits	46,551	195	1.68%	46,407	217	1.90%
Time deposits	506,036	5,999	4.77%	556,525	6,745	4.92%
Short-term borrowings	108,898	919	3.39%	72,415	958	5.37%
Long-term borrowings and
subordinated debentures	409,938	4,877	4.78%	196,005	2,653	5.49%
	1,279,084	12,920	4.06%	1,093,276	12,639	4.69%
Noninterest bearing liabilities
Demand deposits	64,472			61,288
Other liabilities	9,604			11,881
Total liabilities	1,353,160			1,166,445

Shareholders' equity	92,431			81,790
Total liabilities and
shareholders' equity	$1,445,591			$1,248,235

NET INTEREST EARNINGS		$11,290			$9,595

NET INTEREST YIELD ON EARNING ASSETS			3.28%			3.26%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2008	3/31/2007

Income from continuing operations -
excluding changes in fair
value of interest rate swaps	$3,380	$2,792

Changes in fair value of
interest rate swaps	705	226
Applicable income tax effect	(261)	(84)
	444	142
GAAP income from continuing
operations	$3,824	$2,934